UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2011

INGERSOLL-RAND PLC

(Exact Name of Registrant as Specified in Its Charter)

Ireland	001-34400	98-0626632
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170/175 Lakeview Dr.

Airside Business Park

Swords, Co. Dublin

Ireland

(Address of principal executive offices, including zip code)

+(353) (0) 18707400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers.

On February 1, 2011, the Compensation Committee of the Board of Directors of Ingersoll-Rand plc (the “Company”) approved the Fourth Amendment to the Ingersoll-Rand Company Elected Officer Supplemental Program II dated as of February 1, 2011 (the “Fourth Amendment”). Pursuant to the Fourth Amendment, no employee of the company who is either (i) hired after March 31, 2011 or (ii) elected as an officer after April 30, 2011 will be eligible to participate in the program. The foregoing description of the Fourth Amendment does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The Compensation Committee’s decision followed its annual review of competitive compensation and benefit practices which revealed declining benefit levels being offered with respect to supplemental executive retirement programs among the Company’s peer group companies.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Fourth Amendment to the Ingersoll-Rand Company Elected Officer Supplemental Program II dated as of February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND PLC

(Registrant)

Date: February 7, 2011	/s/ Barbara A. Santoro
Barbara A. Santoro
Vice President – Corporate Governance and Secretary

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